Exhibit 10.2

                             MODIFICATION AGREEMENT
                             ----------------------


This Modification Agreement ("Modification Agreement") is effective as of December 15, 2004. The parties to the Modification Agreement are Natural Gas Services Group, Inc. ("Borrower") and Western National Bank ("Lender").

                                    RECITALS

On November 3, 2003, Borrower executed and delivered to Lender that certain Advancing Line of Credit Promissory Note in the original principal sum of $10,000,000.00, bearing interest at the rate stated therein, with a stated final maturity date of November 15, 2009 (the "Note"), pursuant to that certain Second Amended and Restated Loan Agreement dated November 3, 2003 (the " Loan Agreement"). All liens, security interests and assignments securing the Note are collectively called the "Liens". Terms defined in the Note or the Loan Agreement and not otherwise defined herein shall have the same meanings here as in those documents.

Contemporaneously with the execution and delivery by Borrower to Lender of that certain First Modification to Second Amended and Restated Loan Agreement of even date herewith between Borrower and Lender, (the "First Modification"), Borrower and Lender agreed (a) to increase the Borrowing Base of said Note from $7,000,00.00 to $10,000,000.00, (b) extend the period for Borrower to request advances under the Note from November 3, 2004, to December 14, 2005, (c) modify the provisions relating to the amortization of advances between the date hereof and an December 14, 2005, and (d) to make other related changes to the Loan Agreement to incorporate such agreement and substitution.

Further, Borrower and Lender agreed to enter into this Modification Agreement to modify the interest provisions of the Note to provide for an increase in the interest floor from five and one-fourth percent (5.25%) to six percent (6%), and to ratify the Liens.

AGREEMENT

1. Modification of Interest Provisions of the Note. In lieu of the following provisions which were contained in the first paragraph of Note:

                  "...at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the "Established Rate") equal to the greater of (i) one percent (1%) over the Prime Rate in effect from day to day, or (ii) five and one-fourth percent (5.25%), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days."

such provisions of the Note are changed to read in their entirety as follows:

                  "...at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the "Established Rate") equal to the greater of (i) one percent (1%) over the Prime Rate in effect from day to day, or (ii) six percent (6.0%), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days."

2. Modification of Payment Provisions of the Note. In lieu of the following provision which was contained in the fourth (4th) paragraph of the Note:

                  "The principal of this Note shall be due and payable in (a) fifty-nine consecutive monthly installments which shall each be in an amount equal to 1/60th of the outstanding principal balance of this Note on December 15, 2004, with the first such installment being due and payable on December 15, 2004, and a like installment being due and payable on the fifteenth day of each succeeding month to and including October 15, 2009; and (b) one final installment in an amount equal to all remaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on November 15, 2009. Interest, computed on the unpaid balance of this Note, shall be due and payable monthly as it accrues, on the same dates as, but in addition to each installment of principal."

such provision of the Note is changed to read as follows:

                  "The principal of this Note shall be due and payable as follows:

         (a) with respect to the principal balance outstanding under this Note on December 15, 2004, in fifty-nine (59) consecutive monthly installments of $116,666.67, with the first (1st) such installment being due and payable on December 5, 2004 and a like installment being due and payable on the 15th day of each succeeding month to and including October 15, 2009; plus

         (b) 1/60th of the sum of all advances made by Lender under this note after December 15, 2004 and prior to March 31, 2005 and a like installment being due and payable on the 15th day of each succeeding month to and including October 15, 2009; plus

         (c) 1/60th of the sum of all advances made by Lender under this note after April 1, 2005 and prior to June 30, 2005, and a like installment being due and payable on the 15th day of each succeeding month to and including October 15, 2009; plus

         (d) 1/60th of the sum of all advances made by Lender under this note after July 1, 2005 and prior to September 30, 2005 and a like installment being due and payable on the 15th day of each succeeding month to and including October 15, 2009; plus

         (e) 1/60th of the sum of all advances made by Lender under this note after October 1, 2005 and prior to December 15, 2005 and a like installment being due and payable on the 15th day of each succeeding month to and including October 15, 2009; plus

         (f) one final installment in an amount equal to all remaining unpaid principal and accrued and unpaid interest on the Note shall be due and payable on November 15, 2009.

Interest, computed on the unpaid balance of the Note, shall be due and payable monthly as it accrues, on the same dates as, but in addition to each installment of principal."

3. Ratification of Liens. Borrower and Lender further agree that all Liens securing the Note shall continue and carry forward until the Note and all indebtedness evidenced thereby is paid in full. Borrower further agrees that such liens are hereby ratified and affirmed as valid and subsisting against the collateral described therein, and that this Modification Agreement shall in no manner vitiate, affect or impair the Note or the Liens (except as expressly modified in this Modification Agreement) and that such Liens shall not in any manner be waived, released, altered or modified.

4. Miscellaneous.

         (a) As modified hereby, the provisions of the Note and the Liens shall continue in full force and effect, and Borrower acknowledges and affirms its liability to Lender thereunder. In the event of an inconsistency between this Modification
                  Agreement and the terms of the Note or of the Liens, this Modification Agreement shall govern.

         (b) Borrower hereby agrees to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Modification Agreement.

         (c) Any default by Borrower in the performance of his obligations herein contained shall constitute a default under the Note and the Liens and shall allow Lender to exercise any or all of its remedies set forth in such Note and Liens or at law or in equity.

         (d) Lender does not, by its execution of this Modification Agreement, waive any rights it may have against any person not a party hereto.

         (e) All terms, provisions, covenants, agreements, and conditions of the Note and the Liens are unchanged, except as provided herein. Borrower agrees that this Modification Agreement and all of the covenants and agreements contained herein shall be binding upon Borrower and shall inure to the benefit of Lender and each of their respective heirs, executors, legal representatives, successors, and permitted assigns.

                  THIS MODIFICATION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                    Borrower:
                                    ---------

                                    Natural Gas Services Group, Inc.


                                    By:_________________________________________
                                       Wallace C. Sparkman, President


                                    Lender:
                                    -------

                                    Western National Bank


                                    By:_________________________________________
                                       Scott A. Lovett, Executive Vice President

STATE OF TEXAS             ss.
                           ss.
COUNTY OF MIDLAND ss.

         This instrument was acknowledged before me on December _____, 2004, by Wallace C. Sparkman, President of Natural Gas Services Group, Inc., a Colorado corporation, on behalf of said corporation.


                                                   _____________________________
                                                   Notary Public, State of Texas





STATE OF TEXAS             ss.
                           ss.
COUNTY OF MIDLAND ss.

         This instrument was acknowledged before me on December _____, 2004, by Scott A. Lovett, Executive Vice President of Western National Bank, a national banking association, on behalf of said association.


                                                   _____________________________
                                                   Notary Public, State of Texas